Exhibit 99.1

Fortune Brands Reports Strong Sales and Profit Growth in 3Q 2021; Company Updates 2021 Annual Outlook Reflecting Record Performance While Actively Managing Significant Near-Term Supply Chain Challenges

Highlights from operations:

  3Q 2021 sales increased 20 percent year-over-year and approached $2.0 billion
  3Q 2021 earnings per share (EPS) increased 24 percent to $1.45 per share versus the prior-year-quarter; EPS before charges / gains increased 25 percent year-over-year to $1.49
  Company on track to deliver both record performance in 2021 and long-term growth and margin targets
  Company revising 2021 full year financial outlook to reflect near-term supply chain and labor availability challenges

DEERFIELD, Ill.--(BUSINESS WIRE)--October 26, 2021--Fortune Brands Home & Security, Inc. (NYSE: FBHS, the “Company”, or “Fortune Brands”), an industry-leading home and security products company, today announced third quarter 2021 results.

“Our teams produced very strong results in an extremely challenging environment,” said Nicholas Fink, chief executive officer, Fortune Brands. “Demand remains strong across our portfolio and our investments in innovation, capacity, and digital transformation continue to accelerate the value proposition behind our world-class brands. While supply chain and labor availability headwinds have increased, we are addressing these challenges head-on. We continue to develop and deploy our Fortune Brands Advantage capabilities to further reduce complexity and increase our efficiencies in global sourcing. These actions will help offset these near-term headwinds while also increasing our ability to invest further. The steps we are taking position the Company for continued outperformance and will contribute to achieving our long-term goals in this elongating and expanding housing market.”

Third Quarter 2021

For the third quarter of 2021, sales approached $2.0 billion, an increase of 20 percent over the third quarter of 2020. Earnings per share were $1.45, compared to $1.17 in the prior-year quarter. EPS before charges / gains were $1.49, compared to $1.19 in the prior-year quarter, an increase of 25 percent. Operating income was $286.6 million, compared to $240.2 million in the prior-year quarter. Operating income before charges / gains was $293.3 million, compared to $244.2 million in the prior-year quarter, up 20 percent. Operating margin was 14.4 percent, compared to 14.5 percent in the third quarter of 2020. Operating margin before charges / gains was 14.8 percent, even versus the third quarter of 2020.

For each segment in the third quarter of 2021, compared to the prior-year quarter:

  Plumbing sales increased approximately 26 percent, or 23 percent excluding FX, the result of strong performance across the business. Operating margin before charges / gains was 22.6 percent.
  Outdoors & Security sales increased approximately 30 percent, driven by the addition of LARSON and organic growth of 6 percent. Operating margin before charges / gains was 15.6 percent.

  Cabinets sales increased by over 9 percent, driven by strong growth across all price points. Operating margin before charges / gains was 9.7 percent.

Balance Sheet, Liquidity and Share Repurchase Authorization

At the end of the quarter, net debt was $2.2 billion and net debt to EBITDA was 1.7x. The Company had $461 million in cash and $410 million of availability under its revolving credit facility.

During the third quarter, the Company repurchased $114 million in common stock and as of October 26, 2021, has repurchased over $380 million in common stock during 2021.

Update to Annual Outlook for 2021

The Company expects to continue outperforming a fundamentally strong housing market. The Company now anticipates delivering full-year sales growth in the range of 24.5 percent to 25.5 percent, or 17.5 percent to 18.5 percent excluding the LARSON acquisition. This reflects the Company’s revised assumptions of a global home products market now expanding by approximately 11 percent to 12 percent, including growth in the U.S. home products market of approximately 12 percent to 13 percent.

The Company now expects EPS before charges / gains for the full year to be in the range of $5.63 to $5.73, representing an increase at the midpoint of 36 percent versus a year ago.

For 2021, the Company expects to generate free cash flow of approximately $625 to $675 million.

“Our business remains well positioned to achieve our long-term goals,” said Patrick Hallinan, chief financial officer, Fortune Brands. “While the near-term backdrop has become increasingly dynamic, we have the talent and capabilities to overcome these challenges. We continue to see high consumer demand and multiple pathways for earnings growth. Our balance sheet remains strong, and we have the ability to deploy capital to pursue the best returns for our shareholders.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., is a Fortune 500 company, part of the S&P 500 Index and a leader in the home products industry. With trusted brands and market leadership positions in each of its three operating segments, Plumbing, Outdoors & Security, and Cabinets, Fortune Brands’ 27,500 associates work with a purpose to fulfill the dreams of home.

The Company’s growing portfolio of complementary businesses and innovative brands include Moen and the House of Rohl within the Global Plumbing Group; outdoor living and security products from Therma-Tru, LARSON, Fiberon, Master Lock and SentrySafe; and MasterBrand Cabinets’ wide-ranging offerings from Mantra, Diamond, Omega and many more. Visit www.FBHS.com to learn more about FBHS, its brands and how the Company is accelerating its environmental, social and governance (ESG) commitments.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding general business strategies, market potential, anticipated future financial performance, the potential of our brands and the housing market, and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, “intend”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including but not limited to general business and economic conditions; our reliance on the North American repair and remodel and new home construction activity levels; our reliance on key customers and suppliers; our ability to maintain our strong brands and to develop innovative products while maintaining our competitive positions; our ability to improve organizational productivity and global supply chain efficiency; our ability to obtain raw materials and finished goods in a timely and cost-effective manner; the impact of sustained inflation, including global commodity and energy availability and price volatility; the impact of trade-related tariffs and risks with uncertain trade environments or changes in government and industry regulatory standards; our ability to attract and retain qualified personnel and other labor constraints; the uncertainties relating to the impact of COVID-19 on the Company’s business and results; our ability to achieve the anticipated benefits of our strategic initiatives; our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire; and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, net sales excluding FX impact, net sales excluding LARSON net sales, operating margin before charges / gains, EBITDA before charges / gains, net debt, net debt to EBITDA before charges / gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Source: Fortune Brands Home & Security, Inc.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	% Change		2021	2020	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Plumbing	$ 741.4	$ 590.6	26	Plumbing	$ 2,057.6	$ 1,564.4	32
Outdoors & Security	528.4	406.7	30	Outdoors & Security	1,525.4	1,052.7	45
Cabinets	716.5	654.8	9	Cabinets	2,110.4	1,813.5	16
Total Net Sales	$ 1,986.3	$ 1,652.1	20	Total Net Sales	$ 5,693.4	$ 4,430.6	29

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended September 30,				Three Months Ended September 30,
Operating Income (Loss) Before Charges/Gains (a)	2021	2020	% Change	Operating Income (Loss)	2021	2020	% Change
Plumbing	$ 167.7	$ 123.0	36	Plumbing	$ 166.5	$ 116.6	43
Outdoors & Security	82.4	66.6	24	Outdoors & Security	80.4	66.8	20
Cabinets	69.3	80.0	(13)	Cabinets	67.2	82.1	(18)
Corporate expenses	(26.1)	(25.4)	(3)	Corporate expenses	(27.5)	(25.3)	(9)

Total Operating Income Before Charges/Gains	$ 293.3	$ 244.2	20	Total Operating Income (GAAP)	$ 286.6	$ 240.2	19

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$ 1.49	$ 1.19	25	Diluted EPS	$ 1.45	$ 1.17	24

EBITDA Before Charges/Gains (c)	$ 341.8	$ 284.1	20	Net Income (GAAP)	$ 202.1	$ 165.8	22

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Nine Months Ended September 30,				Nine Months Ended September 30,
Operating Income (Loss) Before Charges/Gains (a)	2021	2020	% Change	Operating Income (Loss)	2021	2020	% Change
Plumbing	$ 486.1	$ 350.9	39	Plumbing	$ 483.3	$ 330.6	46
Outdoors & Security	223.2	147.2	52	Outdoors & Security	211.7	143.5	48
Cabinets	220.7	179.9	23	Cabinets	214.2	163.1	31
Corporate expenses	(77.4)	(67.3)	(15)	Corporate expenses	(79.3)	(69.0)	(15)

Total Operating Income Before Charges/Gains	$ 852.6	$ 610.7	40	Total Operating Income (GAAP)	$ 829.9	$ 568.2	46

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$ 4.41	$ 2.94	50	Diluted EPS	$ 4.26	$ 2.78	53

EBITDA Before Charges/Gains (c)	$ 995.0	$ 726.6	37	Net Income (GAAP)	$ 597.1	$ 390.8	53

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	September 30,	December 31,
	2021	2020

Assets
Current assets
Cash and cash equivalents	$460.7	$419.1
Accounts receivable, net	921.8	734.9
Inventories	1,128.3	867.2
Other current assets	215.2	187.3
Total current assets	2,726.0	2,208.5

Property, plant and equipment, net	934.7	917.4
Goodwill	2,466.6	2,394.8
Other intangible assets, net of accumulated amortization	1,401.3	1,420.3
Other assets	340.2	417.7
Total assets	$7,868.8	$7,358.7

Liabilities and equity
Current liabilities
Accounts payable	735.7	620.5
Other current liabilities	793.1	724.6
Total current liabilities	1,528.8	1,345.1

Long-term debt	2,629.1	2,572.2
Deferred income taxes	167.2	160.5
Other non-current liabilities	489.1	505.4
Total liabilities	4,814.2	4,583.2

Stockholders' equity	3,054.6	2,775.5
Total equity	3,054.6	2,775.5
Total liabilities and equity	$7,868.8	$7,358.7

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net income	$597.1	$390.8
Depreciation and amortization	141.4	116.9
Recognition of actuarial losses	1.1	0.6
Non-cash lease expense	31.8	26.6
Deferred taxes	9.6	(17.0)
Equity in losses of affiliate	-	4.7
Loss (gain) on equity investments	2.9	(6.6)
Asset impairment charges	-	22.5
Other non-cash items	40.3	38.1
Changes in assets and liabilities, net	(393.4)	(69.8)
Net cash provided by operating activities	$430.8	$506.8

Investing activities
Capital expenditures	$(113.0)	$(66.2)
Proceeds from the disposition of assets	1.7	1.5
Cost of acquisitions, net of cash acquired	5.2	-
Cost of investments in equity securities	-	(59.4)
Net cash used in investing activities	$(106.1)	$(124.1)

Financing activities
Increase (decrease) in debt, net	$55.0	$(100.0)
Proceeds from the exercise of stock options	32.6	56.0
Treasury stock purchases**	(252.9)	(150.0)
Dividends to stockholders	(107.9)	(99.9)
All other	(11.9)	(14.9)
Net cash used in financing activities	$(285.1)	$(308.8)

Effect of foreign exchange rate changes on cash	1.0	1.9

Net increase in cash and cash equivalents	$40.6	$75.8
Cash, cash equivalents and restricted cash* at beginning of period	425.0	394.9
Cash, cash equivalents and restricted cash* at end of period	$465.6	$470.7

FREE CASH FLOW	Nine Months Ended September 30,		2021 Full Year
	2021	2020	Approximation

Free cash flow***	$352.1	$498.1	$625.0 - 675.0
Add:
Capital expenditures	113.0	66.2	210.0 - 250.0
Less:
Proceeds from the disposition of assets	1.7	1.5	1.7 - 5.0
Proceeds from the exercise of stock options	32.6	56.0	35.0 - 40.0
Cash flow from operations (GAAP)	$430.8	$506.8	$798.3 - 880.0

*Restricted cash of $1.2 million and $3.7 million is included in Other current assets and Other assets, respectively, as of September 30, 2021, restricted cash of $1.0 million and $5.2 million is included in Other current assets and Other assets, respectively, as of September 30, 2020.

** Treasury stock purchased for the nine months ended September 30, 2021, excludes $17.2 million related to purchases that were not settled until after October 1, 2021.

*** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the disposition of assets including property, plant and equipment, and proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change

Net sales	$1,986.3	$1,652.1	20	$5,693.4	$4,430.6	29

Cost of products sold	1,280.0	1,071.5	19	3,637.2	2,873.9	27

Selling, general
and administrative expenses	400.2	328.3	22	1,166.3	918.4	27

Amortization of intangible assets	15.9	10.5	51	48.5	31.1	56

Asset impairment charges	-	-	-	-	22.5	(100)

Restructuring charges	3.6	1.6	125	11.5	16.5	(30)

Operating income	286.6	240.2	19	829.9	568.2	46

Interest expense	20.6	20.1	2	63.2	64.4	(2)

Other (income) expense, net	(1.3)	(2.1)	38	0.7	(13.4)	105

Income before taxes	267.3	222.2	20	766.0	517.2	48

Income tax	65.2	54.0	21	168.9	121.7	39

Income after tax	$202.1	$168.2	20	$597.1	$395.5	51

Equity in losses of affiliate	-	2.4	(100)	-	4.7	(100)

Net income	$202.1	$165.8	22	$597.1	$390.8	53

Less: Noncontrolling interests	-	1.2	(100)	-	1.3	(100)

Net income attributable to Fortune Brands	$202.1	$164.6	23	$597.1	$389.5	53

Diluted earnings per common share
Net income	$1.45	$1.17	24	$4.26	$2.78	53

Diluted average number of shares outstanding	139.7	140.5	(1)	140.2	140.0	0

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended September 30, 2021, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis, excluding $6.7 million ($5.1 million after tax or $0.03 per diluted share) of restructuring and other charges, the impact from actuarial losses associated with our defined benefit plans of $1.1 million ($0.8 million after tax or $0.01 per diluted share) and a tax benefit of $0.1 million.

For the nine months ended September 30, 2021, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $22.7 million ($17.0 million after tax or $0.12 per diluted share) of restructuring and other charges, loss on equity investments of $4.5 million ($3.4 million net of tax or $0.02 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $1.1 million ($0.8 million or $0.01 per diluted share), and a net tax benefit of $0.1 million.

For the three months ended September 30, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $4.0 million ($4.6 million after tax or $0.03 per diluted share) of restructuring and other charges, the impact from actuarial losses associated with our defined benefit plans of $0.6 million ($0.4 million after tax or $0.01 per diluted share) and a net tax benefit of $2.1 million ($0.02 per diluted share).

For the nine months ended September 30, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $20.0 million ($16.7 million after tax or $0.11 per diluted share) of restructuring and other charges, intangible asset impairment charges of $22.5 million ($17.6 million after tax or $0.13 per diluted share), gain on equity investments of $11.0 million ($8.3 million net of tax or $0.06 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $0.6 million ($0.4 million after tax) and a tax benefit of $4.2 million ($0.02 per diluted share).

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (b)	$1.49	$1.19	25	$4.41	$2.94	50

Restructuring and other charges	(0.03)	(0.03)	-	(0.12)	(0.11)	(9)
Asset impairment charges (d)	-	-	-	-	(0.13)	100
(Loss) gain on equity investments (e)	-	-	-	(0.02)	0.06	(133)
Defined benefit plan actuarial losses	(0.01)	(0.01)	-	(0.01)	-	-
Tax items	-	0.02	(100)	-	0.02	(100)

Diluted EPS (GAAP)	$1.45	$1.17	24	$4.26	$2.78	53

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$341.8	$284.1	20	$995.0	$726.6	37

Depreciation*	$(30.2)	$(26.7)	(13)	$(89.0)	$(81.8)	(9)
Amortization of intangible assets	(15.9)	(10.5)	(51)	(48.5)	(31.1)	(56)
Restructuring and other charges	(6.7)	(4.0)	(68)	(22.7)	(20.0)	(14)
Interest expense	(20.6)	(20.1)	(2)	(63.2)	(64.4)	2
Asset impairment charges (d)	-	-	-	-	(22.5)	100
Equity in losses of affiliate	-	(2.4)	100	-	(4.7)	100
(Loss) gain on equity investments (e)	-	-	-	(4.5)	11.0	(141)
Defined benefit plan actuarial losses	(1.1)	(0.6)	(83)	(1.1)	(0.6)	(83)
Income taxes	(65.2)	(54.0)	(21)	(168.9)	(121.7)	(39)

Net Income (GAAP)	$202.1	$165.8	22	$597.1	$390.8	53

* Depreciation excludes accelerated depreciation expense of ($0.1) million and ($3.9) million for the three and nine months ended September 30, 2021, respectively. Depreciation excludes accelerated depreciation expense of ($2.1) million and ($4.0) million for the three and nine months ended September 30, 2020, respectively. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of September 30, 2021
Long-term debt **			2,629.1
Total debt			2,629.1
Less:
Cash and cash equivalents **			460.7
Net debt (1)			2,168.4
For the twelve months ended September 30, 2021
EBITDA before charges/gains (2) (c)			1,286.0

Net debt-to-EBITDA before charges/gains ratio (1/2)			1.7

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of September 30, 2021.

	Three Months Ended December 31,	Nine Months Ended September 30,	Twelve Months Ended September 30,

	2020	2021	2021

EBITDA BEFORE CHARGES/GAINS (c)	$291.0	$995.0	$1,286.0

Depreciation***	$(31.2)	$(89.0)	$(120.2)
Amortization of intangible assets	(10.9)	(48.5)	(59.4)
Restructuring and other charges	(13.2)	(22.7)	(35.9)
Interest expense	(19.5)	(63.2)	(82.7)
Equity in losses of affiliate	(2.9)	-	(2.9)
Gain (loss) on equity investments (e)	-	(4.5)	(4.5)
Defined benefit plan actuarial losses	(2.6)	(1.1)	(3.7)
Income taxes	(47.1)	(168.9)	(216.0)

Net Income (GAAP)	$163.6	$597.1	$760.7

*** Depreciation excludes accelerated depreciation expense of ($4.5) million for the three months ended December 31, 2020. Accelerated depreciation is included in restructuring and other charges.

(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Net Sales (GAAP)
Plumbing	$741.4	$590.6	26	$2,057.6	$1,564.4	32
Outdoors & Security	528.4	406.7	30	1,525.4	1,052.7	45
Cabinets	716.5	654.8	9	2,110.4	1,813.5	16
Total Net Sales	$1,986.3	$1,652.1	20	$5,693.4	$4,430.6	29

Operating Income (Loss)
Plumbing	$166.5	$116.6	43	$483.3	$330.6	46
Outdoors & Security	80.4	66.8	20	211.7	143.5	48
Cabinets	67.2	82.1	(18)	214.2	163.1	31
Corporate expenses	(27.5)	(25.3)	(9)	(79.3)	(69.0)	(15)

Total Operating Income (GAAP)	$286.6	$240.2	19	$829.9	$568.2	46

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (Loss) Before Charges/Gains (a)
Plumbing	$167.7	$123.0	36	$486.1	$350.9	39
Outdoors & Security	82.4	66.6	24	223.2	147.2	52
Cabinets	69.3	80.0	(13)	220.7	179.9	23
Corporate expenses	(26.1)	(25.4)	(3)	(77.4)	(67.3)	(15)

Total Operating Income Before Charges/Gains (a)	293.3	244.2	20	852.6	610.7	40
Restructuring and other charges (1) (2)	(6.7)	(4.0)	(68)	(22.7)	(20.0)	(14)
Asset impairment charges (d)	-	-	-	-	(22.5)	100
Total Operating Income (GAAP)	$286.6	$240.2	19	$829.9	$568.2	46

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities and gains or losses on the sale of previously closed facilities. In total, we recognized charges of $1.7 million and $5.9 million for the three and nine months ended September 30, 2021, respectively, and $2.4 million and $3.5 million for the three and nine months ended September 30, 2020, respectively. In addition, in our Outdoors & Security segment, other charges also include an acquisition-related inventory step-up expense (LARSON) of $3.4 million classified in cost of products sold for the nine months ended September 30, 2021.

At Corporate, other charges include $1.4 million of external costs directly related to evaluation of acquisition targets during the three and nine months ended September 30, 2021. The costs include expenditures for accounting, tax and other similar services. Also, for the nine months ended September 30, 2021, other charges include $0.3 million for banking, legal, accounting and other similar services directly related to the acquisition of LARSON classified in selling, general and administrative expenses and a pre-tax charge of $0.2 million for a loss on sale of a Corporate asset.

(a) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Three Months Ended September 30,
(In millions, except per share amounts)
(Unaudited)

		Before Charges/Gains Adjustments

			Defined benefit plan actuarial losses
		Restructuring		Gain (loss) on		Before
	GAAP	and other		equity	Tax Items (2)	Charges/Gains
	(Unaudited)	charges (1)		investment		(Non-GAAP)

2021	THIRD QUARTER

Net Sales	$1,986.3	-	-	-	-

Cost of products sold	1,280.0	(1.0)	-	-	-
Selling, general & administrative expenses	400.2	(2.1)	-	-	-
Amortization of intangible assets	15.9	-	-	-	-
Restructuring charges	3.6	(3.6)	-	-	-

Operating Income	286.6	6.7	-	-	-	293.3

Interest expense	20.6	-	-	-	-
Other income, net	(1.3)	-	(1.1)	-	-
Income before taxes	267.3	6.7	1.1	-	-	275.1

Income tax	65.2	1.6	0.3	-	0.1

Income after tax	$202.1	5.1	0.8	-	(0.1)	$207.9

Equity in losses of affiliate	-	-	-	-	-

Net Income	202.1	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-

Net income attributable to Fortune Brands	$202.1	5.1	0.8	-	(0.1)	$207.9

Diluted average number of shares outstanding	139.7					139.7

Diluted EPS	1.45					1.49

2020

Net Sales	$1,652.1	-	-	-	-

Cost of products sold	1,071.5	(2.4)	-	-	-
Selling, general & administrative expenses	328.3	-	-	-	-
Amortization of intangible assets	10.5	-	-	-	-
Restructuring charges	1.6	(1.6)	-	-	-

Operating Income	240.2	4.0	-	-	-	244.2

Interest expense	20.1	-	-	-	-
Other income, net	(2.1)	-	(0.6)	-	-
Income before taxes	222.2	4.0	0.6	-	-	226.8

Income tax	54.0	1.2	0.2	-	2.1

Income after tax	$168.2	2.8	0.4	-	(2.1)	$169.3

Equity in losses of affiliate	2.4	-	-	(0.6)	-

Net Income	165.8	-	-	-	-

Less: Noncontrolling interests (1)	1.2	(1.2)	-	-	-

Net income attributable to Fortune Brands	$164.6	4.0	0.4	0.6	(2.1)	$167.5

Diluted average number of shares outstanding	140.5					140.5

Diluted EPS	1.17					1.19

(1) Restructuring and other charges include a loss of $0.6 million in 2020 that reflects quarterly amortization of differences between our investment in Flo Technologies and the carrying value of their equity. Restructuring and other charges also include noncontrolling interests share of restructuring and other charges in our China plumbing operations of $1.2 million during the three months ended September 30, 2020.

(2) Tax items for the three months ended September 30, 2021 represent foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods. Tax items for the three months ended September 30, 2020 represent adjustments to previously recorded restructuring-related charges related to the Tax Act, including foreign exchange movement.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Nine Months Ended September 30,
(In millions, except per share amounts)
(Unaudited)

		Before Charges/Gains Adjustments

			Defined benefit plan actuarial losses
		Restructuring		Asset	Gain (loss) on		Before
	GAAP	and other		impairments	equity	Tax Items (2)	Charges/Gains
	(Unaudited)	charges (1)			investments		(Non-GAAP)

2021	YEAR TO DATE

Net Sales	$5,693.4	-	-	-	-	-

Cost of products sold	3,637.2	(8.3)	-	-	-	-
Selling, general & administrative expenses	1,166.3	(2.9)	-	-	-	-
Amortization of intangible assets	48.5	-	-	-	-	-
Restructuring charges	11.5	(11.5)	-	-	-	-

Operating Income	829.9	22.7	-	-	-	-	852.6

Interest expense	63.2	-	-	-	-	-
Other expense, net	0.7	-	(1.1)	-	(4.5)	-
Income before taxes	766.0	22.7	1.1	-	4.5	-	794.3

Income taxes	168.9	5.7	0.3	-	1.1	(0.1)

Income after tax	$597.1	17.0	0.8	-	3.4	0.1	$618.4

Equity in losses of affiliate	-	-	-	-	-	-

Net Income	597.1	-	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-	-

Net income attributable to Fortune Brands	$597.1	17.0	0.8	-	3.4	0.1	$618.4

Diluted average number of shares outstanding	140.2						140.2

Diluted EPS	4.26						4.41

2020

Net Sales	$4,430.6	-	-	-	-	-

Cost of products sold	2,873.9	(4.7)	-	-	-	-
Selling, general & administrative expenses	918.4	1.2	-	-	-	-
Amortization of intangible assets	31.1	-	-	-	-	-
Asset impairment charges	22.5	-	-	(22.5)	-	-
Restructuring charges	16.5	(16.5)	-	-	-	-

Operating Income	568.2	20.0	-	22.5	-	-	610.7

Interest expense	64.4	-	-	-	-	-
Other income, net	(13.4)	-	(0.6)	-	11.0	-
Income before taxes	517.2	20.0	0.6	22.5	(11.0)	-	549.3

Income taxes	121.7	5.6	0.2	4.9	(2.7)	4.2

Income after tax	$395.5	14.4	0.4	17.6	(8.3)	(4.2)	$415.4

Equity in losses of affiliate	4.7	-	-	-	(1.0)	-

Net Income	390.8	-	-	-	-	-

Less: Noncontrolling interests (1)	1.3	(1.3)	-	-	-	-

Net income attributable to Fortune Brands	$389.5	15.7	0.4	17.6	(7.3)	(4.2)	$411.7

Diluted average number of shares outstanding	140.0						140.0

Diluted EPS	2.78						2.94

(1) Restructuring and other charges include a loss of $0.6 million in 2020 that reflects quarterly amortization of differences between our investment in Flo Technologies and the carrying value of their equity. Restructuring and other charges also include noncontrolling interests share of restructuring and other charges in our China plumbing operations of $1.3 million during the nine months ended September 30, 2020.
(2) Tax items for the nine months ended September 30, 2021 represent foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods. Tax items for the nine months ended September 30, 2020 represent adjustments to previously recorded restructuring-related charges and activity related to the Tax Act recorded in earlier periods, including foreign exchange movement.

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended September 30,
	2021	2020	Change

PLUMBING
Before charges/gains operating margin	22.6%	20.8%	180 bps
Restructuring & other charges	(0.1%)	(1.1%)
Operating margin	22.5%	19.7%	280 bps

OUTDOORS & SECURITY
Before charges/gains operating margin	15.6%	16.4%	(80) bps
Restructuring & other charges	(0.4%)	-
Operating margin	15.2%	16.4%	(120) bps

CABINETS
Before charges/gains operating margin	9.7%	12.2%	(250) bps
Restructuring & other charges	(0.3%)	0.3%
Operating margin	9.4%	12.5%	(310) bps

TOTAL COMPANY
Before charges/gains operating margin	14.8%	14.8%	0 bps
Restructuring & other charges	(0.4%)	(0.3%)
Operating margin	14.4%	14.5%	(10) bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP net sales. Before charges/gains operating margin is operating income derived in accordance with GAAP, excluding restructuring and other charges, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2021 GUIDANCE DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS
(Unaudited)

	Twelve Months Ending
	December 31, 2021	December 31, 2020	% Change

Diluted EPS before charges/gains - full year range	$ 5.63 - 5.73	$4.19	34 - 37

Diluted EPS before charges/gains (b)	$5.68	$4.19	36

Restructuring and other charges	(0.14)	(0.19)
Asset impairment charges (d)	-	(0.13)
(Loss) gain on equity investments (e)	(0.02)	0.06
Defined benefit plan actuarial losses	(0.01)	(0.02)
Tax items	-	0.03

Diluted EPS - (GAAP)	$5.51	$3.94	40

Diluted EPS - (GAAP) - full year range	$ 5.46 - 5.56	$3.94	39 - 41

For the twelve months ending December 31, 2021, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, loss on equity investments, the impact from actuarial losses associated with our defined benefit plans and tax items.

For the twelve months ended December 31, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $33.2 million ($27.1 million after tax or $0.19 per diluted share) of restructuring and other charges, asset impairment charges of $22.5 million ($17.6 million after tax or $0.13 per diluted share), gain on equity investments of $11.0 million ($8.3 million net of tax or $0.06 per diluted share), the impact from actuarial losses associated with our defined benefit plans of $3.2 million ($2.3 million after tax or $0.02 per diluted share) and a tax benefit of $3.8 million ($0.03 per diluted share).

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN OUTDOORS & SECURITY NET SALES EXCLUDING LARSON NET SALES TO PERCENTAGE CHANGE IN OUTDOORS & SECURITY NET SALES (GAAP)
(Unaudited)

Three Months Ended September 30, 2021
% Change
OUTDOORS & SECURITY
Percentage change in Outdoors & Security Net Sales excluding LARSON Net Sales	6%
LARSON Net Sales	24%
Percentage change in Outdoors & Security Net Sales (GAAP)	30%

Outdoors & Security net sales excluding LARSON net sales is Outdoors & Security net sales derived in accordance with GAAP excluding LARSON net sales. Management uses this measure to evaluate the overall performance of the Outdoors & Security segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN PLUMBING NET SALES EXCLUDING FX IMPACT TO PERCENTAGE CHANGE IN PLUMBING NET SALES (GAAP)
(Unaudited)

Three Months Ended September 30, 2021
% Change
PLUMBING

Percentage change in Plumbing Net Sales excluding FX Impact	23%
FX Impact	3%
Percentage change in Plumbing Net Sales (GAAP)	26%

Plumbing net sales excluding FX impact is Plumbing net sales derived in accordance with GAAP excluding the FX impact on net sales. Management uses this measure to evaluate the overall performance of the Plumbing segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN TOTAL COMPANY NET SALES EXCLUDING LARSON NET SALES TO PERCENTAGE CHANGE IN TOTAL COMPANY NET SALES (GAAP)
(Unaudited)

Twelve Months Ending December 31, 2021
% Change

TOTAL COMPANY

Percentage change in Total Company Net Sales excluding LARSON Net Sales	17.5% - 18.5%
LARSON Net Sales	7%
Percentage change in Total Company Net Sales (GAAP)	24.5% - 25.5%

Total Company net sales excluding LARSON net sales is consolidated total Company net sales derived in accordance with GAAP excluding LARSON net sales. Management uses this measure to evaluate the overall performance of the total Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is operating income derived in accordance with GAAP, excluding restructuring and other charges and asset impairment charges. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis, excluding restructuring and other charges, asset impairment charges, gain (loss) on equity investments, defined benefit plan actuarial losses and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges, interest expense, asset impairment charges, equity in losses of affiliate, gain (loss) on equity investments, defined benefit plan actuarial losses and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the nine months ended September 30, 2020 and for the twelve months ended December 31, 2020 represent pre-tax impairment charges of $22.5 million related to indefinite-lived tradenames within our Plumbing and Cabinets segments.

(e) Gain (loss) on equity investments is related to our investment in Flo Technologies.

Definitions of Terms: GAAP Measures

In December 2020, the Company acquired LARSON Manufacturing ("LARSON"), the North American market leading brand of storm, screen and security doors. LARSON also sells related outdoor living products including retractable screens and porch windows. The Company completed the acquisition for a total purchase price of approximately $717.5 million, net of cash acquired. The Company financed the transaction with borrowings under our existing credit facilities. The financial results of LARSON were included in the Company’s consolidated balance sheets as of December 31, 2020. LARSON's net sales, operating income and cash flows from the date of acquisition to December 31, 2020 were not material to the Company. The results of operations are included in the Outdoors & Security segment.

Contacts

INVESTOR CONTACT:
Matthew Skelly
847-484-4573
Investor.Questions@FBHS.com

MEDIA CONTACT:
Darwin Minnis
847-484-4204
Media.Relations@FBHS.com